SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of  earliest event reported):  August 20, 2004

Medtronic, Inc.

(Exact name of Registrant  as Specified in its Charter)

Minnesota

(State or Other  Jurisdiction of Incorporation)

1-7707	41-0793183
(Commission File Number)	(IRS Employer Identification No.)

710 Medtronic Parkway
Minneapolis,  Minnesota  55432

(Address of Principal  Executive Offices and Zip Code)

(763)  514-4000

(Registrant’s telephone  number, including area code)

Not  Applicable

(Former Name or Former  Address, if Changed Since Last Report)

Item 5.                    Other Events and Regulation FD Disclosure

Medtronic has increased the maximum amount of commercial paper authorized for issuance under its commercial paper program from $1.5 billion to $2.25 billion and has been notified by Standard & Poor’s Ratings Services and Moody’s Investors Service that they have reaffirmed Medtronic’s short-term debt ratings of A-1+ and P-1, respectively, for the increased program.  Medtronic’s commercial paper program, which has been in existence since 2001, allows Medtronic to issue debt securities with maturities of up to 364 days.  At July 30, 2004, outstanding commercial paper under Medtronic’s program totaled approximately $250 million.  Commercial paper under Medtronic’s program is offered and sold privately though selected dealers engaged by Medtronic.  The paper is offered and sold without registration under federal securities laws pursuant to exemption from such registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly  authorized.

MEDTRONIC, INC.

	By	/s/ Gary L. Ellis
Date: August 20, 2004		Gary L. Ellis
Vice President, Corporate Controller and Treasurer